AMENDMENT

                    To Transfer Agency and Service Agreement
                                     Between
                Each of the Funds, Individually and not Jointly,
                         As Indicated on the Schedule A
                                       And
                      Boston Financial Data Services, Inc.

This Amendment is made as of this 1st day of October, 2004 between Each of the Funds, Individually and not Jointly, As Indicated on the Schedule A (the "Fund(s)") and Boston Financial Data Services, Inc (the "Transfer Agent"). In accordance with Section 3 (Fees and Expenses) and Section 15.1 (Amendment) of the Transfer Agency and Service Agreement between the Funds and the Transfer Agent dated as of February 1, 2001 (the "Agreement") the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1. Schedule A. The Schedule A dated December 31, 2002 to the Agreement is replaced and superseded with Schedule A attached hereto and dated October 1, 2004;

2. Schedule 3.1. The Schedule 3.1 (Fees) attached to the Agreement is replaced and superseded with Schedule 3.1 attached hereto and dated October 1, 2004 through September 30, 2007;

3. All defined terms and definitions in the Agreement shall be the same in this amendment (the "Amendment") except as specifically revised by this Amendment; and

4. Except as specifically set forth in this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

EACH OF THE FUNDS, INDIVIDUALLY              BOSTON FINANCIAL DATA SERVICES,
AND NOT JOINTLY, AS INDICATED ON             INC.
THE SCHEDULE A

By:  /s/Michael Pignataro                    By: /s/Suresh Patel
     --------------------                        -----------------------------
     Michael Pignataro                           Suresh Patel, Vice President
     Chief Financial Officer
     and Treasurer

                                   SCHEDULE A

                             Dated: October 1, 2004

Credit Suisse Institutional Fund, Inc.
         Capital Appreciation Portfolio
         International Focus Portfolio
         Investment Grade Fixed Income Portfolio
         Small Cap Growth Portfolio
         Large Cap Value Portfolio
         Harbinger Portfolio
         Select Equity Portfolio
         Small Cap Value Portfolio
Credit Suisse Institutional High Yield Fund, Inc.
Credit Suisse Institutional Fixed Income Fund, Inc.
Credit Suisse Institutional Money Market Fund, Inc.
           Government Portfolio
           Prime Portfolio
Credit Suisse Strategic Small Cap Fund, Inc.
Credit Suisse Capital Appreciation Fund
Credit Suisse Cash Reserve Fund, Inc.
Credit Suisse Commodity Return Strategy Fund
Credit Suisse Emerging Markets Fund
Credit Suisse Fixed Income Fund
Credit Suisse Select Equity Fund, Inc.
Credit Suisse Global Fixed Income Fund, Inc.
Credit Suisse Global Health Sciences Fund, Inc.
Credit Suisse Global Post-Venture Capital Fund, Inc.
Credit Suisse Global Technology Fund, Inc.
Credit Suisse Investment Grade Bond Fund, Inc.
Credit Suisse Japan Equity Fund, Inc.
Credit Suisse International Focus Fund, Inc.
Credit Suisse International Fund
Credit Suisse Mid-Cap Growth Fund, Inc.
Credit Suisse Municipal Bond Fund, Inc.
Credit Suisse New York Municipal Fund
Credit Suisse New York Tax Exempt Fund, Inc.
Credit Suisse Short Duration Bond Fund
Credit Suisse Small Cap Growth Fund, Inc.
Credit Suisse Small Cap Value Fund, Inc.
Credit Suisse Strategic Value Fund, Inc.
Credit Suisse Target Return Fund

                                   SCHEDULE A

                             Dated: October 1, 2004
                                   (continued)

Credit Suisse Trust
         Blue Chip Portfolio
         Emerging Markets Portfolio
         Global Post-Venture Capital Portfolio
         International Focus Portfolio
         Global Technology Portfolio
         Large Cap Value Portfolio
         Mid-Cap Growth Portfolio
         Small Cap Growth Portfolio
         Small Cap Value Portfolio
         Strategic Small Cap Portfolio
Credit Suisse Capital Funds
         Credit Suisse Large Cap Value Fund
         Credit Suisse Tax Efficient Fund
         Credit Suisse Small Cap Value Fund
Credit Suisse Opportunity Funds
         Credit Suisse High Income Fund
         Credit Suisse Municipal Money Fund
         Credit Suisse U.S. Government Money Fund

EACH OF THE FUNDS, INDIVIDUALLY               BOSTON FINANCIAL DATA SERVICES,
AND NOT JOINTLY, AS INDICATED ON              INC.
THE SCHEDULE A

By:/s/ Michael Pignataro                      By:/s/Suresh Patel
   ---------------------                      ----------------------------------
   Michael Pignataro                             Suresh Patel, Vice President
   Chief Financial Officer
   and Treasurer

                                  SCHEDULE 3.1
                                      FEES

       Effective: October 1, 2004 through September 30, 2007 ("Fee Term")


General: Fees are billable on a monthly basis at the rate of 1/12 of the annual fee. A charge is made for an account in the month that an account opens or closes.

Annual Account Service Fees
Closed Accounts                                $ 2.00/account

Open Accounts                  0-175,999       176K-225,999           226K +
                               ---------       ------------           ------
         Daily               $11.25/account    $10.70/account     $10.15/account
         Non-Daily           $  8.25/account   $ 7.75/account     $ 7.25/account
         Matrix Level 3      $  8.00/account   $ 7.40/account     $ 6.80/account

Activity Based Fees
New Account Set-Up                             $ 4.00/each
Manual Transactions                            $ 1.50/each
Omnibus Transactions                           $ 2.50/each
Telephone Calls                                $ 3.00/each
Correspondence                                 $ 4.00/each

Additional Annual Fees
Investor                                       $ 1.80/Investor
12b-1 Fees                                     $ 1.00/account
TPA Relationship*                              $10,000.00/each
IRA Custodial Fee**                            $12.50/account

         *Note: First forty (40) waived.
        **Note: Maximum of $25.00.

Annual CUSIP Fees
0 - 30 CUSIPS+/-                               $300,000.00

     +/-Note: Each additional (over 30) CUSIP shall be charged $10,000.00 if open and $2,000.00 if closed.

Balance Earnings Credit: Balance Earnings received from the Fund's DDA at the Bank shall be used to offset Transfer Agent CUSIP fees. However, if CUSIP fees are greater than Balance Earnings, the difference shall be charged to the Fund. If CUSIP fees are less than Balance Earnings, the difference shall be paid to the Fund.

Out-of-Pocket Expenses: Out-of-Pocket expenses included but are not limited to: confirmation statements, investor statements, audio response, long distance telephone calls, records retention, customized programming/enhancements, federal wire fees, transcripts, microfilm, microfiche, disaster recovery, software licensing, banking services, image print station, remote imaging, hardware at the Fund's facility, and expenses incurred at the specific direction of the Fund.

                                  SCHEDULE 3.1
                                      FEES

              Effective: October 1, 2004 through September 30, 2007
                                   (continued)

Cost-of-Living Adjustment ("COLA"): Beginning on October1, 2005 and each October 1st thereafter, unless the parties shall otherwise agree and provided that the service mix and volumes remain consistent as provided in the previous 12 months, the total fee for all services shall equal the fee that would be charged for the same services based on this a fee rate (as reflected in this Schedule3.1) increased by the percentage increase for the twelve-month period of such previous calendar year of the Consumer Price Index for Urban Wage Earners and Clerical Workers, for the Boston area, as published bimonthly by the United States Department of Labor, Bureau of Labor Statistics, or, in the event that publication of such Index is terminated, any successor or substitute index, appropriately adjusted, acceptable to both parties. Each year, the Transfer Agent shall provide the adjusted fee amounts (COLA added) to the Funds within 30 days of implementation.

Early Termination: Notwithstanding anything contained in the Agreement or this
Schedule 3.1 to the contrary, should the Funds decide to move any of the services provided by the Transfer Agent hereunder to a successor service provider prior to the expiration of the Fee Term, the Funds shall pay to the Transfer Agent the pro rata amount of the aggregate of all discounts on fees (currently, $310,000.00/year) received by the Funds which would, other than for such discounts, have been due and owed by the Funds during the affected Fee Term.

EACH OF THE FUNDS, INDIVIDUALLY              BOSTON FINANCIAL DATA SERVICES,
AND NOT JOINTLY, AS INDICATED ON             INC.
THE SCHEDULE A

By:/s/Michael Pignataro                       By:/s/Suresh Patel
   ---------------------                      ----------------------------------
   Michael Pignataro                             Suresh Patel, Vice President
   Chief Financial Officer
   and Treasurer